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                                                                   EXHIBIT 99.1


PRESS RELEASE ISSUED AUGUST 27, 2004

                  chinadotcom Completes Acquisition of Ross Systems

                  ACQUISITION OF ROSS SYSTEMS FURTHER STRENGTHENS CHINADOTCOM'S LEADING POSITION AS A GLOBAL SOFTWARE PLAYER WITH A STRONG PRESENCE IN THE FAST GROWING CHINA MARKET

         HONG KONG AND ATLANTA AUGUST 27, 2004 chinadotcom corporation ("chinadotcom") (NASDAQ: CHINA; Website: www.corp.china.com), a leading integrated enterprise software and mobile applications company in China and internationally, today announced that it has completed its acquisition of Ross Systems, Inc. ("Ross Systems") and will pay a total consideration of US$65.7 million in cash and chinadotcom shares to the shareholders of Ross Systems. The strategic acquisition of Ross Systems strengthens chinadotcom's position as a leading global software supplier focused on the mid-enterprise market. The acquisition also drives the expansion of Ross Systems into the fast growing China market leveraging upon chinadotcom's strong presence in the Greater China region.

         The completion of the acquisition of Ross Systems follows the affirmative vote by Ross shareholders in favor of the merger agreement and the satisfaction or waiver of certain conditions. At the shareholder meeting, over 2.1 million votes were received, of which approximately 99% were cast in favor of the proposed merger agreement. As a result, chinadotcom has acquired 100%, or approximately 3.5 million, of the outstanding shares of Ross Systems for consideration of US$41.2 million in cash and US$24.5 million in chinadotcom shares based upon the closing price of chinadotcom shares of US$4.35 on August 26, 2004. The number of chinadotcom shares to be issued was based on a purchase price formula which established a value for chinadotcom shares using a 10-day average closing price of US$4.31. Accordingly, chinadotcom will issue approximately 5.6 million common shares. Together with 490,000 chinadotcom shares issued pursuant to executive change in control provisions, these newly issued shares represent approximately 5.5% of chinadotcom's 110.9 million common shares outstanding following the transaction.

         In addition, chinadotcom incurred estimated transaction costs of approximately US$1.2 million and executive severance payments of approximately US$2.1 million and assumed all outstanding stock options of Ross Systems.

         Because the 10-day average closing price of chinadotcom shares was below US$8.50, chinadotcom was able to increase the amount of cash and decrease the number of chinadotcom shares to be received by Ross Systems shareholders who elected to receive


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         US$19.00 in a combination of cash and chinadotcom shares as merger consideration. As a result, those shareholders will receive US$11.90 in cash and US$7.10 in chinadotcom shares (or 1.647 chinadotcom shares) for each share of Ross Systems common stock. This represents the maximum amount of cash and minimum amount of chinadotcom shares allowed by the terms of the merger agreement.

         According to Keith Oliver, chinadotcom's Chief Financial Officer, "We believe that it is in the best interest of chinadotcom and its shareholders to minimize further dilution of our total shares issued. Therefore, we have elected to exercise our option to increase the cash portion of the US$19.00 consideration to the fullest extent permitted under the merger agreement."

         Dr. Raymond Ch'ien, Executive Chairman and Acting Chief Executive Officer of chinadotcom commented, "The acquisition of Ross Systems marks the successful completion of an important chapter in our strategic program to build a sustainable mid-market focused enterprise software business that is global in reach and with strong growth potential in the Asia Pacific Region. It gives me great pleasure, following our acquisition of Pivotal earlier this year, to welcome everyone at Ross Systems to the chinadotcom fold. There is much integration work to do, but we are confident of achieving a sustained takeoff."

         Dr. Ch'ien continued, "The acquisition represents a strategic transaction that strengthens chinadotcom's leading enterprise software product portfolio providing customers worldwide a broad range of mission critical enterprise software solutions covering ERP (Enterprise Resource Planning), CRM (Customer Relationship Management), SCM (Supply Chain Management), HRM (Human Resources Management) and BI (Business Intelligence)."

         J. Patrick Tinley, Ross Systems' Chairman and Chief Executive Officer, commented, "We are excited about the closing of the acquisition. We believe this merger brings a win-win situation for both chinadotcom and Ross Systems as it will enable us to access the additional distribution resources of subsidiaries under the chinadotcom group to accelerate our expansion into the Greater China region, and provide us with economies of scale in our software development process that we believe will significantly enhance our competitive position."

         Since the announcement of the merger agreement, synergies have been developed between chinadotcom and Ross Systems in terms of product development and cross-selling opportunities. For example, by leveraging chinadotcom's capabilities in its software development center in Shanghai, chinadotcom is developing new modules of Ross Systems' flagship ERP product, iRenaissance. On the cross-selling front, chinadotcom's software division closed two important ERP deals in China for the iRenaissance product this year. chinadotcom and Ross Systems anticipate further


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         synergies and cross-selling opportunities to be realized within the chinadotcom software group going forward.

         Ross Systems has established a strong presence in the US and Europe with over 25 distributors worldwide. It has an active customer base of over 1,200 customers including many renowned companies that have implemented the iRenaissance suite. Ross Systems designed iRenaissance specifically for the process manufacturing industries. The iRenaissance suite provides deep and rich functionality, including manufacturing, distribution, financial and supply chain modules as well as recipe and formula management.

         ABOUT CHINADOTCOM CORPORATION

         chinadotcom corporation (NASDAQ: CHINA; Website: www.corp.china.com) is a leading integrated enterprise software and mobile applications company in China and internationally. The company has over 1,600 employees with operations in over 14 countries.

         For more information about chinadotcom corporation, please visit the website http://www.corp.china.com.

         ABOUT ROSS SYSTEMS INC.

         Ross Systems, Inc. (NASDAQ: ROSS) delivers innovative software solutions that help manufacturers worldwide fulfill their business growth objectives through increased operational efficiencies, improved profitability, strengthened customer relationships and streamlined regulatory compliance. Focused on the food and beverage, life sciences, chemicals, metals and natural products industries and implemented by over 1,200 customer companies worldwide, Ross Systems' family of Internet-architected solutions is a comprehensive, modular suite that spans the enterprise, from manufacturing, financials and supply chain management to customer relationship management, performance management and regulatory compliance.

         Publicly traded on the NASDAQ since 1991, Ross Systems' global headquarters are based in the U.S. in Atlanta, Georgia, with sales and support operations around the world. For more information about Ross Systems, please visit www.rossinc.com.

         FORWARD LOOKING STATEMENTS

         This press release includes certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on chinadotcom management's current expectations and are subject to risks and uncertainties and changes in circumstances. All forward-looking statements included in this press release are based upon information available to chinadotcom as of the date of the press release, and it assumes no obligation to update or alter its forward looking statements whether as a result of new information, future events or otherwise. Further information on risks or other factors that could affect chinadotcom's results of operations is detailed in its filings or submissions with the United States Securities and Exchange Commission, including its Annual Report for the year ended December 31, 2003 on Form 20-F/A filed on July 8, 2004.


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         INVESTOR AND PRESS CONTACTS:

         CHINADOTCOM CORPORATION

         Jane Cheng, Public Relations
         Tel: (852) 2961 2750
         Fax: (852) 2571 0410
         e-mail: jane.cheng@hk.china.com

         Craig Celek, US, VP, Investor Relations
         Tel: 1 (212) 661 2160
         Fax: 1 (973) 509 8008
         e-mail: craig.celek@hk.china.com

         ROSS SYSTEMS, INC.

         Robert B. Webster, Ross Systems, Inc.
         Tel: 1 (770) 351-9600
         e-mail: investor@rossinc.com